UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 22, 2020

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
NeoGenomics, Inc. (the “Company”) announces that Cynthia J. (Cindy) Dieter, age 45, has been appointed Chief Accounting Officer and Controller to serve effective June 22, 2020. Prior to joining NeoGenomics, from 2014 until the present, Ms. Dieter served at Viasat, Inc. as Senior Director, Corporate Accounting. She previously served at DJO Global, Inc. in various roles including Vice President and Assistant Corporate Controller, Vice President and Vista Controller, Director, Financial Reporting and Planning, and Manager, Financial Reporting and Planning. Ms. Dieter also previously served as Manager of Financial Reporting at Captiva Software and Audit Manager for Ernst and Young. Ms. Dieter is a Certified Public Accountant and holds a Bachelor's of Science in Business Administration, with a concentration in Accountancy, from California Polytechnic State University.

NeoGenomics Laboratories Inc., a wholly-owned subsidiary of the Company and Ms. Dieter entered into an offer letter agreement which provides that Ms. Dieter’s salary will be $275,000 per year. Beginning with the fiscal year ending December 31, 2020, Ms. Dieter will be eligible to receive an annual performance-based bonus, which will be targeted at 35% of her base salary based on the achievement of certain metrics set by the Chief Financial Officer or the Chief Executive Officer of the Company and approved by the Company’s Board of Directors. Ms. Dieter is also entitled to participate in all medical and other benefits that NeoGenomics Laboratories has established for its employees. Ms. Dieter will be eligible for up to 16 days of paid time off per year.

In addition, Ms. Dieter was awarded an equity award valued at $52,000, which was comprised of 605 shares of restricted stock subject to vesting, and an option to purchase 3,968 shares of the Company's common stock at an exercise price equivalent to the closing price per share at which such stock was quoted on the NASDAQ Stock Market on the date prior to Ms. Dieter’s start date. The option has a seven (7) year term, subject to continued employment, and will vest ratably over the first four anniversary dates of the grant date.

The Company and Ms. Dieter also entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement (the “Non-Compete Agreement”). In part, the Non-Compete Agreement contains a non-solicitation and non-compete provision which will be in effect for a two year period following the termination of Ms. Dieter's employment relationship with the Company for any reason.

Ms. Dieter does not have any related party transactions or family relationships with the Company or any of the Company’s other officers or directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Kathryn B. McKenzie
Kathryn B. McKenzie
Chief Financial Officer
June 23, 2020